EXHIBIT 99.1

flooidCX ACQUIRES RESOLUTION1, INC.

flooidCX, Corp. (FLCX) May 21, 2019, Toronto, Ontario - announced today that it has entered into a share exchange agreement (the “Share Exchange Agreement”) to acquire all of the issued and outstanding shares of a privately-held related company, Resolution1, Inc.. (R1), in exchange for the issuance of one (1) share of FLCX for every three (3) shares of R1. In accordance with the terms and provisions of the Share Exchange Agreement, FLCX will issue an aggregate of 10,000,000 shares of its restricted common stock to the shareholders of R1 in exchange for 30,000,000 of all of the issued and outstanding shares of R1 (constituting 100%), thus making R1 its wholly-owned subsidiary.

Upon the completion of this transaction, Resolution1 will now officially become part of flooidCX Corp.’s suite of customer care solutions, offering both SME’s and Enterprise based businesses an “end-to-end” cloud-based solution to manage all incoming customer care, feedback or inquires.

“Resolution1 will be the cornerstone of flooidCX’s customer care solutions; where GripeVine (http://flooidcx.com/gripevine/) is a consumer based platform that assists businesses in capturing customer care/feedback sentiment, pay-wall” free, Resolution1 (http://flooidcx.com/resolution1/) will assist businesses in managing all incoming customer care/feedback not only from the GripeVine platform but also as a stand-alone “omni-channeled” solution capturing all incoming inquires directly from a business’s website.” added flooidCX, CEO & Founder, Richard Hue. “This is just the beginning of an exciting journey for flooidCX as we stake our claim in the customer care space with unique solutions that will differentiate us.”

About flooidCX Corp.: flooidCX (http://flooidcx.com/) is the customer care solutions company. We are the global experts who help bridge the customer care & feedback gap between companies and consumers by unifying communications and collaborations. We utilize our proprietary intuitive suite of solutions that assist businesses to listen, learn and reach out to consumers at the right time. We improve customer retention and increase new sales via upsells and cross-selling.

About Resolution1, Inc.: Resolution1 (http://flooidcx.com/resolution1/) is your very own “cloud-based” call center where your customers never have to call a landline again. You can manage the logistics of Customer Care, Feedback or Inquiries throughout your entire organization. Resolution1 enhances the customer experience and protects your businesses reputation by giving you the ability to respond quickly while keeping track of every customer inquiry.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws, including statements concerning financial projections, financing activities, corporate combinations, product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future results or performance, are sometimes identified by words of condition such as “should,” “could,” “expects,” “may,” “intends,” “seeks,” “looks,” “moves,” or “plans” and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: potential delays in marketing and sales; problems securing the necessary financing to continue operations; potential of competitive products, services, and technologies; and difficulties experienced in product development, in recruiting knowledgeable personnel, and in protecting intellectual property. Further information concerning these, and other risks is included in the Company’s filings with the Securities and Exchange Commission which, along with other very important information about the Company, can be found here: http://www.otcmarkets.com/stock/FLCX/filings. The Company undertakes no obligation to update or revise such forward-looking statements to reflect new information, events or circumstances occurring after the date of this press release. Respective statements concerning the development of flooidCX and other platforms or services under development have been made based on information which the Company believes to be accurate but have not been independently verified.

For further info contact: ir@flooidCX.com

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